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                                                                       Exhibit 2


                               JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01, of Dairy Mart Convenience Stores, Inc., and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


                                          NEW FRONTIER CAPITAL, L.P.
                                          By:   Founder Capital, L.P.
                                                General Partner

                                          By:  /s/ William L. Musser, Jr.
                                               --------------------------------
                                                William L. Musser, Jr.
                                                General Partner

                                          WESTWARD, INC.
                                          By:   William L. Musser Co., Inc.
                                                Investment Manager

                                          By:  /s/ William L. Musser, Jr.
                                               --------------------------------
                                                William L. Musser, Jr.
                                                President

                                          WILLINPHILA FOUNDATION

                                          By:    /s/ William L. Musser Jr.
                                               --------------------------------
                                                William L. Musser Jr.
                                                Co-Trustee

                                          EDWIN W. COLMAN FAMILY TRUST

                                          By:   /s/ Carol Colman Timmis
                                               --------------------------------
                                                Carol Colman Timmis
                                                Co-Trustee